Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Horizon National Corporation:

We consent to the incorporation by reference in the registration statement No. 333-186171 on Form S-3 and registration statements Nos. 33-40398, 33-44142, 33-57241, 33-64471, 333-16225, 333-16227, 333-70075, 333-91137, 333-92145, 333-56052, 333-73440, 333-73442, 333-108738, 333-108750, 333-109862, 333-123404, 333-124297, 333-124299, 333-133635, 333-156614, 333-166818, and 333-181162 on Form S-8 of First Horizon National Corporation (the Company) of our reports dated February 27, 2014, with respect to the Company’s consolidated statements of condition as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 Annual Report on Form 10-K of the Company.

/s/ KPMG LLP
Memphis, Tennessee
February 27, 2014